Exhibit 10.2

LIFEPOINT HOSPITALS, INC.

INDEMNIFICATION AGREEMENT

This INDEMNIFICATION AGREEMENT is made and entered into as of the [●] day of [●], [●] (this "Agreement") by and between LifePoint Hospitals, Inc., a Delaware corporation (the "Company"), and [●] ("Indemnitee").

WHEREAS, the Company desires to attract and retain the services of highly qualified individuals, such as Indemnitee, to serve the Company and its related entities;

WHEREAS, in order to induce Indemnitee to provide, or continue to provide, services to the Company and its related entities, the Company wishes to provide for the indemnification of, and the advancement of expenses to, Indemnitee to the maximum extent permitted by law;

WHEREAS, the Company and Indemnitee recognize the continued difficulty in obtaining liability insurance for directors, officers, employees, agents and fiduciaries, the significant increases in the cost of such insurance and the general reductions in the coverage of such insurance;

WHEREAS, the Company and Indemnitee recognize the substantial increase in corporate litigation in general, subjecting directors, officers, employees, agents and fiduciaries to expensive litigation risks and the limitations of coverage of liability insurance;

WHEREAS, the Company and Indemnitee desire to continue to have in place the additional protection provided by an indemnification agreement and to provide indemnification and advancement of Expenses (as defined below) to Indemnitee to the maximum extent permitted by Delaware law;

WHEREAS, the Board of Directors has determined that contractual indemnification as set forth herein is not only reasonable and prudent but also promotes the best interests of the Company and its stockholders;

WHEREAS, the Company desires and has requested Indemnitee to serve or continue to serve as a director, officer, employee, agent or fiduciary of the Company or any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise free from undue concern for unwarranted claims for damages arising out of or related to such services;

WHEREAS, Indemnitee is willing to serve, continue to serve or to provide additional service for or on behalf of the Company on the condition that Indemnitee is furnished with the indemnity provided for herein; and

WHEREAS, in view of the considerations set forth above, the Company desires that Indemnitee shall be indemnified and advanced Expenses by the Company as set forth herein;

NOW, THEREFORE, the Company and Indemnitee hereby agree as set forth below:

1.           DEFINITIONS. As used in this Agreement, the following terms shall have the following meanings:

"By-laws" means the Second Amended and Restated By-laws of the Company, as such may be amended.

"Certificate" means the Amended and Restated Certificate of Incorporation of the Company, as such may be amended.

"Corporate Status" describes the status of a person who is or was a member of the Board of Directors of the Company (the "Board") or is or was otherwise a director, officer, employee or agent or fiduciary of the Company or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which such person is or was serving at the request of the Company.

"Disinterested Director" means a director of the Company who is not and was not a party to the Proceeding in respect of which indemnification is sought by the Indemnitee.

"Expenses" shall include attorneys' fees, retainers, court costs, transcript costs, fees of experts, filing fees, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses and obligations of any nature whatsoever paid or incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, participating, or being or preparing to be a witness in a Proceeding.

"Independent Legal Counsel" means a law firm, or a member of a law firm, that is experienced in matters of Delaware corporation law and neither presently is, nor in the past five (5) years has been, retained to represent: (i) the Company or Indemnitee in any matter material to either such party (other than with respect to matters concerning Indemnitee under this Agreement) or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term "Independent Legal Counsel" shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or the Indemnitee in an action to determine the Indemnitee's rights under this Agreement.

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"Proceeding" includes any threatened, pending or completed action, suit, arbitration, proceeding, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding, whether brought by or in the right of the Company or otherwise and whether civil, criminal, administrative or investigative, in which an Indemnitee was, is or will be involved as a party or otherwise, by reason of (i) the fact that Indemnitee is or was a director, officer, employee, agent or fiduciary of the Company, (ii) any action taken by Indemnitee or of any inaction on Indemnitee's part while acting in a Corporate Status or (iii) the fact that Indemnitee is or was serving at the request of the Company as a director, officer, employee or agent or fiduciary of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. Any of the foregoing proceedings described in the immediately preceding sentence (i) shall be deemed a Proceeding, whether or not Indemnitee is acting or serving in any such capacity at the time any liability or expense is incurred for which indemnification can be provided under this Agreement and (ii) shall include any Proceeding pending or threatened on or before the date of this Agreement; provided, however, that such definition shall exclude a Proceeding initiated by an Indemnitee pursuant to Section 9 to enforce Indemnitee's rights under this Agreement. For purposes hereof, threatened Proceedings shall include, without limitation, any proceeding if any person (including the Company or any governmental agent or agency) who may attempt to commence such a proceeding has manifested to the Company, any entity as to which Indemnitee has a Corporate Status, any director, officer, employee, agent or fiduciary of the Company or any of the foregoing or Indemnitee (i) an awareness of facts that such person believes may form the basis for a Proceeding and (ii) that it may so attempt to commence such a Proceeding, without regard to whether such manifestation is written, oral or otherwise or such belief is reasonable.

2.          INTERPRETATION OF AGREEMENT; REQUEST TO SERVE. It is understood and agreed that the parties hereto intend this Agreement to be interpreted and enforced so as to provide indemnification, including advancement of Expenses, to the Indemnitee to the fullest extent now or hereafter permitted by law. It also is understood and agreed that the parties intend that the obligations of the Company to provide indemnification, including advancement of Expenses, shall be interpreted broadly in favor of providing on a timely basis such indemnification and advancement of Expenses to Indemnitee in a manner which favors resolving any disagreements over the right thereto or procedures therefor in a manner which is prompt and cost-efficient to Indemnitee. For the avoidance of doubt, in addition to any separate oral or written confirmation or request that the Company may make, the Company expressly confirms (i) that Indemnitee is, or was, serving at the request of the Company as a director, officer, employee or agent or fiduciary of (a) any corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in which the Company owns or owned at least 25% of the common or preferred equity (or such percentage of any similar ownership interest) at any time during any such service or provides or provided to Indemnitee any compensation for or right to reimbursement of any expenses or costs in respect of such service and (b) of any employee benefit plan for the benefit of any officers, directors, employees or agents of the Company, any of its subsidiaries or any enterprise described in clause (a) as to which Indemnitee provides any service, and (ii) that any such service commencing after the date hereof shall be deemed to be at the request of the Company.

3.          INDEMNITY. The Company hereby agrees to hold harmless and indemnify (including the advancement of Expenses) the Indemnitee to the fullest extent authorized or permitted by law, including without limitation, to the fullest extent authorized by Article Thirteenth of the Company's Certificate ("Article Thirteenth") as the same exists on the date hereof (or as such Certificate or the By-laws may hereafter be amended, but only to the extent that such amendment authorizes or permits the Company to provide broader indemnification rights than authorized or permitted prior to such amendment). In furtherance of the foregoing indemnification, and without limiting the generality thereof:

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(a)          Proceedings Other Than Proceedings by or in the Right of the Company. Indemnitee shall be entitled to the rights of indemnification provided in this Section 3(a) if, by reason of Indemnitee's Corporate Status, Indemnitee is, or is threatened to be made, a party to or participant in any Proceeding (including Proceedings arising out of or relating to Indemnitee's Corporate Status) other than a Proceeding by or in the right of the Company. Pursuant to this Section 3(a), the Indemnitee shall be indemnified against all Expenses, judgments, penalties, fines and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses, judgments, penalties, fines or amounts paid in settlement) actually and reasonably incurred by Indemnitee or on Indemnitee's behalf in connection with such Proceeding or any claim, issue or matter therein, if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal Proceeding, had no reasonable cause to believe Indemnitee's conduct was unlawful.

(b)          Proceedings by or in the Right of the Company. The Indemnitee shall be entitled to the rights of indemnification provided in this Section 3(b) if, by reason of Indemnitee Corporate Status, Indemnitee is, or is threatened to be made, a party to or participant in any Proceeding (including Proceedings arising out of or relating to Indemnitee's Corporate Status) brought by or in the right of the Company to procure a judgment in its favor. Pursuant to this Section 3(b), the Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee's behalf in connection with such Proceeding if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company; provided, however, that, if applicable law so provides, no indemnification against such Expenses shall be made in respect of any claim, issue or matter in such Proceeding as to which the Indemnitee shall have been finally adjudged to be liable to the Company unless and to the extent that the Court of Chancery of the State of Delaware shall determine that such indemnification may be made.

(c)          Indemnification for Expenses if Indemnitee is a Party Who is Wholly or Partly Successful. Notwithstanding any other provision of this Agreement, to the extent that the Indemnitee is, by reason of Indemnitee's Corporate Status, a party to and is successful, on the merits or otherwise, in any Proceeding (including Proceedings arising out of or relating to Indemnitee's Corporate Status), Indemnitee shall be indemnified to the maximum extent permitted by law against all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee's behalf in connection therewith. If the Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall indemnify the Indemnitee against all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee's behalf in connection with each successfully resolved claim, issue or matter. For purposes of this Section 3 and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

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4.           ADDITIONAL INDEMNITY. In addition to, and without regard to any limitations on, the indemnification provided for in Section 3, the Company shall and hereby does indemnify and hold harmless the Indemnitee against all Expenses, judgments, penalties, fines and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses, judgments, penalties, fines or amounts paid in settlement) actually and reasonably incurred by Indemnitee or on Indemnitee's behalf if, by reason of Indemnitee's Corporate Status, Indemnitee is, or is threatened to be made, a party to or participant in any Proceeding including a Proceeding by or in the right of the Company and Proceedings arising out at or relating to Indemnitee's Corporate Status, and will promptly advance Expenses to Indemnitee upon request. The only limitation that shall exist upon the Company's obligations pursuant to this Section 4 shall be that the Company shall not be obligated to make any payment to Indemnitee that is finally determined (under the procedures, and subject to the presumptions, set forth in Sections 8 and 9 hereof) to be unlawful or contrary to public policy.

5.           CONTRIBUTION IN THE EVENT OF JOINT LIABILITY.

(a)          Whether or not the indemnification provided in Sections 3 and 4 hereof is available, in respect of any Proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such Proceeding), Company shall pay the entire amount of any judgment, penalty, fine or settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses, judgments, penalties, fines or amounts paid in settlement) of such Proceeding without requiring Indemnitee to contribute to such payment and the Company hereby waives and relinquishes any right of contribution it may have against Indemnitee. The Company shall not enter into any settlement of any Proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such Proceeding) unless such settlement provides for a full and final release of all claims asserted against Indemnitee.

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(b)          Without diminishing or impairing the obligations of the Company set forth in the preceding subparagraph, if, for any reason, Indemnitee shall elect or be required to pay all or any portion of any judgment or settlement in any threatened, pending or completed Proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such Proceeding), the Company shall contribute an amount equal to 100% of the amount of Expenses, judgments, penalties, fines and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses, judgments, penalties, fines or amounts paid in settlement) actually and reasonably incurred and paid or payable by Indemnitee. If the Company is prohibited by law from paying 100% of such Expenses, judgments, penalties, fines and amounts, then the Company shall contribute to the amount of Expenses, judgments, penalties, fines and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses, judgments, penalties, fines or amounts paid in settlement) actually and reasonably incurred and paid or payable by Indemnitee in proportion to the relative benefits received by the Company and all officers, directors or employees of the Company other than Indemnitee who are jointly liable with Indemnitee (or would be if joined in such Proceeding), on the one hand, and Indemnitee, on the other hand, from the transaction from which such Proceeding arose; provided, however, that the proportion determined on the basis of relative benefit may, to the extent necessary to conform to law, be further adjusted by reference to the relative fault of the Company and all officers, directors or employees of the Company other than Indemnitee who are jointly liable with Indemnitee (or would be if joined in such Proceeding), on the one hand, and Indemnitee, on the other hand, in connection with the events that resulted in such Expenses, judgments, penalties, fines or settlement amounts (including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses, judgments, penalties, fines or amounts paid in settlement), as well as any other equitable considerations which the law may require to be considered. The relative fault of the Company and all officers, directors or employees of the Company other than Indemnitee who are jointly liable with Indemnitee (or would be if joined in such Proceeding), on the one hand, and Indemnitee, on the other hand, shall be determined by reference to, among other things, the degree to which their actions were motivated by intent to gain personal profit or advantage, the degree to which their liability is primary or secondary, and the degree to which their conduct is active or passive.

(c)          To the maximum extent permitted by law, the Company shall indemnify and hold Indemnitee harmless from any claims of contribution which may be brought by officers, directors, employees, agents or fiduciaries of the Company who may be jointly liable with Indemnitee, including claims of contribution for Expenses, judgments, penalties, fines and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses, judgments, penalties, fines or amounts paid in settlement).

(d)          To the extent relevant, all presumptions and burdens of proof and persuasion set forth in this Agreement that affect determinations as to the right to indemnification shall be applicable similarly to any determination or obligation as to matters of contribution pursuant to this Section 5.

6.           INDEMNIFICATION FOR EXPENSES OF A WITNESS. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of Indemnitee's Corporate Status (or arising out of the same or relating thereto), a witness in any Proceeding to which Indemnitee is not a party, the Company shall indemnify the Indemnitee against all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee's behalf in connection therewith.

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7.           ADVANCEMENT OF EXPENSES.

(a)          Notwithstanding any other provision of this Agreement, the Company shall advance all reasonable Expenses incurred by or on behalf of Indemnitee in connection with any Proceeding by reason of Indemnitee's Corporate Status (including any Proceeding arising out of or relating to Indemnitee's Corporate Status) within fifteen (15) days after the receipt by the Company of a written statement or statements from Indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the Expenses incurred by Indemnitee and shall be preceded or accompanied by an undertaking in the form attached hereto as Exhibit A, manually executed by Indemnitee.

(b)          The Company shall not, as a condition precedent to or otherwise in connection with any request to advance Expenses, assert any right to any condition, covenant, undertaking, agreement, warranty or other term not set forth in Section 7(a) or in Exhibit A hereto. Any advances and undertakings to repay pursuant to this Section 7 shall be unsecured and interest free.

(c)          Notwithstanding anything herein or in Exhibit A, the Certificate or the By-laws to the contrary, the Company shall not make or seek to make any determination that Indemnitee is not permitted to be indemnified in respect of a Proceeding under applicable law unless (i) Indemnitee has expressly requested to be indemnified pursuant to Section 8(a) of this Agreement or Article Thirteenth; (ii) Indemnitee has not so requested on or before the 90th day prior to the expiration of the statute of limitations in respect of the claim for indemnification in respect of the Proceeding for which indemnification may be sought; or (iii) a final determination of a court of competent jurisdiction is made with respect to the Proceeding for which indemnification may be sought (as to which all rights of appeal have been exhausted or lapsed).

8.           PROCEDURES AND PRESUMPTIONS FOR DETERMINATION OF ENTITLEMENT TO INDEMNIFICATION. To better ensure that the intentions of the parties hereto are achieved, the parties agree that the following procedures and presumptions shall apply in the event of any question as to whether Indemnitee is entitled to indemnification under this Agreement:

(a)          To obtain indemnification under this Agreement which may, at the option of Indemnitee, include indemnification under Article Thirteenth, Indemnitee shall submit to the Company a written request for the same, together with a brief summary of the Proceeding as to which indemnification is sought. The Secretary of the Company shall, promptly upon receipt of such a request for indemnification, advise the Board in writing that Indemnitee has requested indemnification.

(b)          Upon written request by Indemnitee for indemnification pursuant to the first sentence of Section 8(a) hereof, other than a request solely for advancement of Expenses pursuant to Section 7(a), a determination, if (but only if) required by applicable law, with respect to Indemnitee's entitlement thereto shall be made in the specific case by one of the following three methods, which shall be at the election of Indemnitee to the extent permitted by law: (i) by a majority vote of the Disinterested Directors, even though less than a quorum, or (ii) by Independent Legal Counsel in a written opinion, or (iii) by the stockholders of the Company. In the event that the Company fails or is unable to implement an election by Indemnitee it shall promptly communicate the same to Indemnitee, and Indemnitee shall be afforded a right to seek a determination by another method set forth in the proceeding sentence, provided, however that nothing in this sentence shall preclude Indemnitee from seeking any remedy available to it in respect of such failure or inability.

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(c)          If the determination of entitlement to indemnification is to be made by Independent Legal Counsel pursuant to Section 8(b) hereof, the Independent Legal Counsel shall be selected as provided in this Section 8(c). The Independent Legal Counsel shall be selected by Indemnitee (unless Indemnitee shall request that such selection be made by the Board). Indemnitee or the Company, as the case may be, may, within 15 days after such written notice of selection shall have been given, deliver to the Company or to Indemnitee, as the case may be, a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Legal Counsel so selected does not meet the requirements of "Independent Legal Counsel" as defined in Section 1 of this Agreement, and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person so selected shall act as Independent Legal Counsel. If a written objection is made and substantiated, the Independent Legal Counsel selected may not serve as Independent Legal Counsel unless and until such objection is withdrawn or a court has determined that such objection is without merit. If, within 20 days after submission by Indemnitee of a written request for indemnification pursuant to Section 8(a) hereof, no Independent Legal Counsel shall have been selected and not objected to, either the Company or Indemnitee may seek judicial resolution of any objection which shall have been made by the Company or Indemnitee to the other's selection of Independent Legal Counsel and/or for the appointment as Independent Legal Counsel of a person selected by the court or by such other person as the court shall designate, and the person with respect to whom all objections are so resolved or the person so appointed shall act as Independent Legal Counsel under Section 8(b) hereof. The Company shall pay any and all reasonable fees and expenses of Independent Legal Counsel incurred by such Independent Legal Counsel in connection with acting pursuant to Section 8(b) hereof. The Company shall pay all reasonable fees and expenses incident to the procedures of this Section 8(c), regardless of the manner in which such Independent Legal Counsel was selected or appointed.

(d)          In making a determination with respect to entitlement to indemnification hereunder, the person or persons or entity making such determination shall presume (unless there is clear and convincing evidence to the contrary) that (i) Indemnitee is entitled to indemnification if Indemnitee has submitted a request for indemnification in accordance with Section 8(a) of this Agreement and (ii) all items that Indemnitee has identified as Expenses, individually and in the aggregate, and for which Indemnitee has sought indemnification, including any request for advancement thereof, are reasonable and entitled to indemnification. The Company shall not deny or delay the advancement or indemnification of any Expenses for which Indemnitee has sought indemnification on the basis that such Expenses are not reasonable or are otherwise not subject to indemnification unless it shall have first sustained its burden of proof and burden of persuasion to rebut the presumption set forth above in a final determination of a court of competent jurisdiction (as to which all rights of appeal have been exhausted or lapsed). Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion, by clear and convincing evidence.

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(e)          Indemnitee shall be presumed to have acted in good faith if Indemnitee's action is based on the records or books of account of the Company, including financial statements, or on information supplied to Indemnitee by the officers of the Company in the course of their duties, or on the advice of legal counsel for the Company, the Board or any committee of the Board or on information or records given or reports made to the Company by an independent certified public accountant, by a financial advisor or by an appraiser or other expert selected with reasonable care by the Company, the Board or any committee of the Board. In addition, the knowledge and/or actions, or failure to act, of any director, officer, employee, agent or fiduciary of the Company shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement. Whether or not the foregoing provisions of this Section 8(e) are satisfied, it shall in any event be presumed (unless there is clear and convincing evidence to the contrary) that Indemnitee has at all times acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company. Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion, by clear and convincing evidence.

(f)          The Company acknowledges that a settlement or other disposition short of final judgment may be successful if it permits a party to avoid expense, delay, distraction, disruption and uncertainty. In the event that any action, claim or proceeding to which Indemnitee is a party is resolved in any manner other than by adverse judgment against Indemnitee (including, without limitation, settlement of such Proceeding with or without payment of money or other consideration) it shall be presumed (unless there is clear and convincing evidence to the contrary) that Indemnitee has been successful on the merits or otherwise in such Proceeding. Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion, by clear and convincing evidence.

(g)          If the person, persons or entity empowered or selected under Section 8(b) to determine whether Indemnitee is entitled to indemnification shall not have made a determination within thirty (30) days after receipt by the Company of the request therefor, the requisite determination of entitlement to indemnification shall be deemed to have been made and Indemnitee shall be entitled to such indemnification, thereto; provided, however, that the foregoing provisions of this Section 8(g) shall not apply if the determination of entitlement to indemnification is to be made by the stockholders pursuant to Section 8(b) of this Agreement and if within fifteen (15) days after receipt by the Company of the request for such determination the Board or the Disinterested Directors, if appropriate, resolve to submit such determination to the stockholders for their consideration (i) at the next annual meeting thereof and such determination is made thereat or (ii) if an annual meeting is not to be held within seventy-five (75) days after such receipt, at a special meeting of stockholders held for such purpose within seventy-five (75) days after such receipt.

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(h)          Indemnitee shall reasonably cooperate with the person, persons or entity making such determination with respect to Indemnitee's entitlement to indemnification, and provide to such person, persons or entity upon reasonable advance request any documentation or information which is under the control of or in the possession of Indemnitee and reasonably necessary to such determination. Nothing in this Agreement shall require Indemnitee to waive any of Indemnitee's rights under the United States Constitution or to provide information which is privileged or otherwise protected from disclosure. Any Independent Legal Counsel, member of the Board, or stockholder of the Company shall act reasonably and in good faith in making a determination under the Agreement of Indemnitee's entitlement to indemnification. Any costs or expenses (including attorneys' fees and disbursements) incurred by Indemnitee in so cooperating with the person, persons or entity making such determination shall be borne by the Company (irrespective of the determination as to Indemnitee's entitlement to indemnification) and the Company hereby indemnifies and agrees to hold Indemnitee harmless therefrom.

(i)          Neither the failure of the Company (including by the Board or Independent Legal Counsel) to have made a determination prior to the commencement of any action pursuant to this Agreement that indemnification is proper in the circumstances because Indemnitee has met the applicable standard of conduct nor an actual determination by the Company (including by the Board or Independent Legal Counsel) that Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that Indemnitee has not met the applicable standard of conduct. The termination of a Proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, (i) establish that Indemnitee does not meet the criteria for entitlement to indemnification set forth in Section 3 or (ii) otherwise adversely affect the rights of Indemnitee to indemnification except as may be provided herein.

(j)          Promptly after a determination has been made or is deemed to have been made that Indemnitee is entitled to indemnification in respect of any Proceeding, or, if no such determination is then required by law, within 30 days after receipt by the Company of a request for indemnification pursuant to Section 8(a) the Company shall pay to Indemnitee all amounts for which Indemnitee has sought indemnification. The Company shall not deny or delay payment of any amount for which Indemnitee has sought indemnification for any reason unless a determination is required by law to be made and has been made in the specific case that Indemnitee is not entitled to Indemnification.

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9.           REMEDIES.

(a)          In the event that (i) a determination is made pursuant to Section 8 of this Agreement that Indemnitee is not entitled to indemnification under this Agreement, (ii) advancement of Expenses is not timely made pursuant to this Agreement, (iii) no determination of entitlement to indemnification shall have been made pursuant to Section 8(b) of this Agreement within 60 days after receipt by the Company of the request for indemnification, (iv) payment of indemnification is not made pursuant to this Agreement within fifteen (15) days after receipt by the Company of a written request therefor, or (v) payment of indemnification is not made within fifteen (15) days after a determination has been made that Indemnitee is entitled to indemnification or such determination is deemed to have been made pursuant to Section 8 of this Agreement, Indemnitee shall be entitled to an adjudication of Indemnitee's entitlement to such indemnification. The Company shall not oppose Indemnitee's right to seek any such adjudication.

(b)          In the event that a determination shall have been made pursuant to Section 8(b) of this Agreement that Indemnitee is not entitled to indemnification, any judicial proceeding commenced pursuant to this Section 9 shall be conducted in all respects as a de novo trial, on the merits and Indemnitee shall not be prejudiced in any way by reason of that adverse determination.

(c)          If a determination shall have been made pursuant to Section 8(b) of this Agreement that Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding commenced pursuant to this Section 9, absent a prohibition of such indemnification under applicable law.

(d)          In the event that Indemnitee, pursuant to this Section 9, seeks a judicial adjudication of Indemnitee's rights under, or to recover damages for breach of, this Agreement, or to recover under any directors' and officers' liability insurance policies maintained by the Company, the Company shall pay on Indemnitee's behalf, in advance (within 10 days of receipt by the Company of any request therefore), any and all expenses (including for these purposes all items contemplated to be within the meaning of the term "Expenses" as if such adjudication were a Proceeding) actually and reasonably incurred by Indemnitee in connection with such judicial adjudication, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, advancement of expenses or insurance recovery.

(e)          The Company shall be precluded from asserting in any judicial proceeding commenced pursuant to this Section 9 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court that the Company is bound by all the provisions of this Agreement and, in the event the Company shall hereafter fail to comply with this covenant, to the fullest extent permitted by law, the Company hereby irrevocably and unconditionally stipulates for the purpose of any such proceeding that such procedures and presumptions are valid, binding and enforceable against it and that it is bound by all the provisions of this Agreement.

(f)          In the event that Indemnitee commences a judicial proceeding or arbitration pursuant to this Section 9, Indemnitee shall not be required to reimburse the Company for any advances of expenses, pursuant to Section 7 or otherwise, until a final determination is made by a court of competent jurisdiction with respect to Indemnitee's entitlement to Indemnification (as to which all rights of appeal have been exhausted or lapsed). Interest shall be paid by the Company to Indemnitee at the legal rate under Delaware law for amounts which the Company indemnifies or is obliged to indemnify for the period commencing with the date on which Indemnitee requests indemnification (or reimbursement or advancement of any expenses) and ending with the date on which such payment is made to the Indemnitee by the Company.

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10.         NON-EXCLUSIVITY; SURVIVAL OF RIGHTS; INSURANCE; SUBROGATION.

(a)          The rights of indemnification and advancement of Expenses provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the Certificate, the By-laws, any agreement, a vote of stockholders or a resolution of directors, or otherwise. No amendment, alteration or repeal of this Agreement or of any provision hereof or of the Certificate or the By-laws or of any provision thereof shall limit or restrict any right of Indemnitee under this Agreement, the Certificate or the By-laws in respect of any action taken or omitted by Indemnitee in Indemnitee's Corporate Status prior to such amendment, alteration or repeal. To the extent that a change in the law, whether by statute or judicial decision, permits greater indemnification than would be afforded currently under this Agreement, the Certificate or the By-laws it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent or later assertion or employment of any other right or remedy.

(b)          To the extent that the Company maintains an insurance policy or policies providing liability insurance for directors, officers, employees, agents or fiduciaries of the Company or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which such person serves at the request of the Company, Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any such director, officer, employee, agent or fiduciary under such policy or policies.

(c)          In the event of any payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of an Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.

(d)          The Company shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder if and to the extent that Indemnitee has otherwise actually received an indemnification, insurance or similar payment therefore under any insurance policy, contract or agreement or otherwise pursuant to the exercise of statutory rights or as a result of any Proceeding.

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11.         EXCEPTION TO RIGHT OF INDEMNIFICATION. Notwithstanding any other provision of this Agreement, Indemnitee shall not be entitled under this Agreement:

(a)          to indemnification or advancement of expenses with respect to any Proceeding brought by Indemnitee, or any claim therein (except proceedings and claims brought to enforce rights to indemnification under this Agreement or Article Thirteenth and claims by way of defense, counterclaim or crossclaim), unless (i) the bringing of such Proceeding or making of such claim shall have been approved by the Board, or (ii) as otherwise required under Section 145 of the General Corporation Law of the State of Delaware, regardless of whether Indemnitee is determined to be entitled to such indemnification or insurance recovery as the case may be; or

(b)          to indemnification or advancement of expenses with respect to any Proceeding for an accounting of profits made from the purchase and sale (or sale and purchase) by Indemnitee of securities of the Company within the meaning of Section 16(b) of the Securities Exchange Act of 1934, as amended, or similar provisions of state statutory law or common law; or

(c)          to indemnification in respect of conduct which has been finally determined by a court of competent jurisdiction (as to which all rights of appeal have been exhausted or lapsed) to have been knowingly fraudulent or to constitute intentional misconduct or knowing violation of the law.

12.         DURATION OF AGREEMENT. All agreements and obligations of the Company contained herein shall continue during the period Indemnitee is serving as a director, officer, employee, agent or fiduciary of the Company or is serving at the request of the Company as a director, officer, employee, agent or fiduciary of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise and shall continue thereafter so long as Indemnitee may be subject to any possible Proceeding (or any proceeding commenced under Section 9 hereof) by reason of (or arising out of or relating to) Indemnitee's Corporate Status, whether or not Indemnitee is acting or serving in any such capacity at the time such Proceeding is commenced or at the time any liability or expense is incurred for which indemnification can be provided under this Agreement. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Company), assigns, spouses, heirs, executors, administrators, and personal and legal representatives. The Company shall not effect any sale, lease, exchange or other disposition of all or substantially all of its assets determined on either an unconsolidated or consolidated basis (in one or a series of related transactions) or be party to any merger, consolidation or similar transaction in which it is not the surviving entity unless the acquiring or surviving entity agrees in writing to (and does) assume all obligations of the Company under this Agreement, it being understood and agreed that this Agreement shall continue in full force and effect after any such transaction, and such surviving entity shall be bound by the terms hereof, whether or not this sentence has been complied with. This Agreement shall continue in effect regardless of whether Indemnitee continues to serve as an officer or director of the Company or any other enterprise at the Company's request.

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13.         ENFORCEMENT.

(a)          The Company expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on it hereby in order to induce Indemnitee to serve or continue to serve in Indemnitee's Corporate Status (and to eliminate any uncertainty regarding Indemnitee's continuing enforceable rights to indemnification, advancement of expenses and contribution for acts or omissions occurring before, on or after the date hereof), and the Company acknowledges that Indemnitee is relying upon this Agreement in serving or continuing to serve in any Corporate Status, now or hereafter. The Company and Indemnitee concur that such service of Indemnitee, and the warranties, covenants and agreements of the Company and Indemnitee contained herein comprise good and valuable consideration the receipt and sufficiency of which are hereby acknowledged.

(b)          This Agreement, including Exhibit A hereto which is an integral part of this Agreement and, to the extent enforcement may be sought hereunder, Article Thirteenth, constitute the entire agreement between the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, oral, written and implied, between the parties hereto with respect to the subject matter hereof. It is understood and agreed that Article Thirteenth which, at the election of Indemnitee may be enforced hereunder, is also an independent right which may be enforced by Indemnitee independently of or concurrently with Indemnitee's rights under this Agreement.

(c)          The obligations of the Company and the rights of the Indemnitee pursuant to this Agreement, including those that may arise under Article Thirteenth, are fully effective and vested on the date of this Agreement, are for indemnification, advancement of Expenses and contribution in respect of any action actually or alleged to have been taken or omitted by Indemnitee in any Corporate Status regardless of whether such action or omission occurred prior to the date hereof or hereafter, are not contingent or dependent upon the occurrence or existence of any other fact, circumstance or event, and may not be limited or narrowed in any way after the date of this Agreement, whether before or after any Proceeding with respect to any such actual or alleged action or omission is commenced, except by an amendment hereto expressly agreed to in a writing manually executed by the Indemnitee and delivered to the Company.

(d)          The Company and the Indemnitee agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that they each will be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which they are entitled at law or in equity.

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14.         SEVERABILITY. If any provision or provisions of this Agreement shall be held by a court of competent jurisdiction to be invalid, void, illegal or otherwise unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including without limitation, each portion of any section of this Agreement containing any such provision held to be invalid, void, illegal or unenforceable, that is not itself invalid, illegal, void or otherwise unenforceable) shall not in any way be affected or impaired thereby and shall remain enforceable to the fullest extent permitted by law; (b) to the fullest extent possible, this Agreement and the provisions hereof (including, without limitation, each portion of any section of this Agreement containing any such provision held to be invalid, illegal, void or otherwise unenforceable, that is not itself invalid, illegal, void or otherwise unenforceable) shall be construed so as to give effect to the intent manifested thereby and the intended interpretation of this Agreement as expressed herein; and (c) a court shall have the power to fashion and enforce another provision (or portion thereof), instead of any invalid, void, illegal or otherwise unenforceable provision hereof (or portion thereof), that is enforceable to carry out the intent of such provision and this Agreement as expressed herein.

15.         MODIFICATION AND WAIVER. No supplement, modification, termination or amendment of this Agreement shall be binding or enforceable against the parties hereto unless the same is (i) made by a court of competent jurisdiction pursuant to Section 14 hereof, (ii) if enforcement is sought against Indemnitee, set forth in a writing manually executed by Indemnitee and delivered to the Company; or (iii) if enforcement is sought against the Company, set forth in a writing manually executed by the Company and delivered to the Indemnitee. The Company shall not supplement, modify, terminate or amend the Certificate or By-laws, or any provision thereof, if the effect thereof would directly or indirectly limit, narrow or diminish in any way any rights thereunder in respect of indemnification, advancement of expenses or contribution (including procedural rights and presumptions) from those in existence immediately prior to such supplement, amendment, termination or modification. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

16.         NOTICE BY INDEMNITEE. Indemnitee agrees promptly to notify the Company in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or matter which may be subject to indemnification covered hereunder. The failure to so notify the Company shall not relieve the Company of any obligation which it has to Indemnitee under this Agreement or otherwise.

17.         NOTICES. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if (i) delivered by and receipted for by the party to whom said notice or other communication shall have been directed or if (ii) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed or (iii) on the first business day following the date on which it is mailed if delivered by a nationally recognized next-day courier service:

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(a)          If to Indemnitee, to:

(b)          If to the Company, to:

LifePoint Hospitals, Inc.

103 Powell Court

Brentwood, Tennessee 37027

Attn: Chief Legal Counsel

With copies to:

LifePoint Hospitals, Inc.

103 Powell Court

Brentwood, Tennessee 37027

Attn: Corporate Secretary

18.         IDENTICAL COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement. The signatures of both parties need not appear on the same counterpart, and delivery of an executed counterpart signature page by facsimile is as effective as executing and delivering this Agreement manually in the presence of the other party thereto. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.

19.         HEADINGS. The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

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20.         GOVERNING LAW. The parties agree that this Agreement, and all matters arising out of or related to this Agreement, shall be governed by, and interpreted, construed and enforced in accordance with, the laws of the State of Delaware but without giving effect to the applicable conflict of laws principles thereof to the extent that the application of the laws of another jurisdiction would be required thereby. The Company and Indemnitee hereby irrevocably and unconditionally (i) agree that any action or proceeding arising out of or in connection with this Agreement shall be brought only in the Chancery Court of the State of Delaware (the "Delaware Court"), and not in any other state or federal court in the United States of America or any court in any other country, (ii) consent to submit to the exclusive jurisdiction of the Delaware Court for purposes of any action or proceeding arising out of or in connection with this Agreement, (iii) irrevocably appoint and name, to the extent such party is not otherwise subject to service of process in the State of Delaware, Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808 as its agent in the State of Delaware, including as such party's agent for acceptance of legal process in connection with any such action or proceeding against such party with the same legal force and validity as if served upon such party personally within the State of Delaware, (iv) waive any objection to the laying of venue of any such action or proceeding in the Delaware Court, and (v) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the Delaware Court has been brought in an improper or inconvenient forum.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

LIFEPOINT HOSPITALS, INC.

By
Name:
Title:

Indemnitee

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Exhibit A

UNDERTAKING

1.          I, [insert name], am the Indemnitee defined as such under that certain Indemnification Agreement (the "Indemnification Agreement") made and entered into as of the [●] day of [●], 20[●], by and between me and LifePoint Hospitals, Inc. ("LifePoint"), and I may also be entitled to certain rights to advancement under the Amended and Restated Articles of Incorporation of LifePoint Hospitals, Inc. ("LifePoint"), in particular Article Thirteenth thereof ("Article Thirteenth").* I have read and understand the Indemnification Agreement and the Amended and Restated Articles of Incorporation of LifePoint, in particular Article Thirteenth. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Indemnification Agreement.

2.          I am involved in a [insert brief description of the proceeding] (the "Proceeding").

3.          I understand that:

(i)  pursuant to the Indemnification Agreement certain Expenses shall be advanced to me in accordance with the terms of the Indemnification Agreement upon receipt of this undertaking, and

(ii)  pursuant to Article Thirteenth, costs, charges, and expenses (including attorneys' fees) incurred by me in defending the Proceeding shall be paid by LifePoint in advance of the final disposition of the Proceeding, in accordance with the procedures set forth in such Article, upon receipt of an undertaking by me to repay all amounts so advanced in the event that it shall ultimately be determined that I am not entitled to be indemnified by LifePoint.

4.          I hereby request that LifePoint advance (i) in accordance with the terms of the Indemnification Agreement, all Expenses incurred by me or on my behalf in connection with such Proceeding, and (ii) to the extent applicable, in accordance with the terms of Article Thirteenth, all costs, charges and expenses (including attorneys' fees) incurred by me in defending the Proceeding (it being understood and agreed that in the event of any conflict between the preceding clauses (i) and (ii), the provisions providing for advancement of Expenses that are most favorable to Indemnitee, including as to the amount and promptness of advance payments, shall be honored).

*	At the option and sole discretion of Indemnitee, Clauses 3(ii) and 4(ii) of this undertaking may be omitted at the time this undertaking is provided. It is understood and agreed that no such omission shall be deemed an admission by Indemnitee that advancement of expenses or indemnification pursuant to Article Thirteenth is not available to Indemnitee or an election of remedies by Indemnitee.

5.          (a) I undertake to repay all amounts advanced in the event that it shall ultimately be determined that I am not entitled to indemnification by LifePoint, it being understood and agreed that, in respect of any amount which is permitted to be advanced under both the Indemnification Agreement and Article Thirteenth, I am not obligated to repay such amount unless and until it has been determined that I am not entitled to indemnification in respect thereof under both of the Indemnification Agreement and Article Thirteenth (with respect to the latter, whether or not I have specifically sought advancement of Expenses thereunder).

(b) If, when and to the extent that the Company determines (in accordance with the presumptions, burdens and procedures set forth in, and terms and conditions of, the Indemnification Agreement, including for the avoidance of doubt those set forth in Section 7 and Section 8 of the Indemnification Agreement) that I am not permitted to be indemnified under applicable law, the Company shall be entitled to be reimbursed by me for all such amounts theretofore paid to me as advancement of Expenses within thirty (30) days of the later of the date of such determination and the date on which the judicial determination contemplated by clause (iii) of Section 7(c) of the Indemnification Agreement ceases to be subject to appeal.

*  *  *

I have made this undertaking required by the Indemnification Agreement as of the date written under my signature below.

[Insert Name]

Dated:

A-2